Exhibit 23.2

                              CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-1, under the captions "Summary - Tax Status of Each Series," "Federal Income Tax Consequences," "Legal Matters" and "Expert."


/s/Sidley Austin Brown & Wood LLP
---------------------------------


New York, New York
September 21, 2005